UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

June 29, 2005

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.

     Outside Director Compensation

     On June 29, 2005, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”) (i) approved an outside director equity compensation plan effective as of June 29, 2005 and (ii) amended the Company’s cash compensation policy for outside directors effective as of July 1, 2005.

     2005 Outside Directors’ Stock Plan

     The Halozyme Therapeutics, Inc. 2005 Outside Directors’ Stock Plan (the “2005 Plan”) was adopted by the Board of Directors (the “Board”) on June 28, 2005, and provides for the automatic issuance of both stock options and restricted stock grants to the Company’s outside directors in connection with their service as Board members. An aggregate of 500,000 shares of Company Common Stock are reserved under the 2005 Plan. Upon joining the Board, an outside director will receive an initial option grant of 10,000 shares of Common Stock and an initial restricted stock grant of 15,000 shares of Common Stock under the 2005 Plan. The initial option grant will vest upon the later of: (a) the six month anniversary of the date of grant or (b) the date of the first annual meeting following the grant of the initial option. The initial restricted stock grant will vest upon the later of: (a) the first day that the outside director may trade Company stock in compliance with the Company’s Insider Trading Policy that occurs after the six month anniversary of the date of grant or (b) the first day that the outside director may trade Company stock in compliance with the Company’s Insider Trading Policy that occurs after the date of the first annual meeting following the initial restricted stock grant. Outside directors that served on the Board prior to June 28, 2005 will not receive initial stock options or restricted stock grants in connection with the adoption of the 2005 Plan.

     Furthermore, each outside director will receive an annual option grant of 10,000 shares of Common Stock and a restricted stock grant of 15,000 shares of Common Stock immediately following future annual meetings of the Company’s stockholders. The annual option grant will vest and become exercisable on the date immediately preceding the date of the annual meeting following the date of grant. The annual restricted stock grant will vest on the first day that the outside director may trade Company stock in compliance with the Company’s Insider Trading Policy that occurs after the date immediately preceding the annual meeting following the date of grant. Outside directors that served on the Board prior to June 28, 2005 will receive annual stock options and restricted stock grants in connection with the adoption of the 2005 Plan.

     In order for a stock option or restricted stock grant issued under the 2005 Plan to become vested, an outside director must still be a member of the Board on the date of vesting. Stock options and restricted stock grants issued under the 2005 Plan will accelerate in the event of a change in control of the Company. The 2005 Plan has not been approved by the Company’s stockholders, but the Company plans on soliciting stockholder approval for the 2005 Plan in connection with the annual meeting of stockholders which will occur in 2006. In the event that the 2005 Plan is not approved by the Company’s stockholders, no stock options granted under the 2005 Plan will vest and no restricted stock grants will be granted. The 2005 Plan is attached to this Form 8-K as Exhibit 10.1.

     Outside Director Cash Compensation

     Effective July 1, 2005, outside directors will receive an annual retainer of $10,000 for service on the Board as well as an annual retainer of $5,000 for service on any committee of the Board, provided that the chairman of the Board’s Audit Committee will receive an annual retainer of $10,000 and the chairmen of the Board’s Nominating and Governance Committee and Compensation Committee will receive an annual retainer of $7,500 for their service on these committees.

     Adoption of Compensation Parameters

     On January 27, 2005, the Board, upon recommendation of the Board’s Compensation Committee, adopted cash and equity compensation parameters (the “Compensation Parameters”) applicable to both the base compensation and bonus compensation for the Company’s executive officers and employees. The Compensation Parameters are not contained in a formal written plan, but a summary of the material terms of the Compensation Parameters are as follows:

Senior Management Compensation

     The Compensation Parameters set the annual salaries for the Company’s Chief Executive Officer as well as for the other members of senior management. The approved annual salaries for 2005 are as follows:

Jonathan E. Lim (President and Chief Executive Officer)	$200,000
Richard Yocum (Vice President-Clinical Development)	$190,000
Gregory I. Frost (Chief Scientific Officer)	$160,000
David A. Ramsay (Chief Financial Officer)	$150,000
Don A. Kennard (Vice President-Regulatory Affairs)	$150,000

Senior Management Bonus Program

     In addition to establishing annual salaries as set forth above, the Board also approved a cash bonus structure for the Company’s executive officers and vice presidents. The Chief Executive Officer is eligible for a bonus of up to $100,000 and the other executive officers and vice presidents are each eligible for a bonus of up to $50,000. In determining specific bonus amounts for 2005, the Board will evaluate a number of criteria related to the Company’s operational, clinical and financial performance in 2005. The Company is not contractually obligated to issue these, or any other, bonuses.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 29, 2005, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”), pursuant to the Nevada Revised Statutes and the Bylaws of the Company, approved an increase in the authorized size of the Company’s Board of Directors from five (5) directors to six (6) directors, designating the newly created vacancy as a Class II directorship. On the same date, the Board elected Steven T. Thornton to fill the newly created vacancy on the Board as a Class II director. Mr. Thornton is also expected to serve as a member on the Company’s Nomination and Governance Committee and Compensation Committee, subject to his formal election to those committees. In connection with Mr. Thornton’s election, he will receive the compensation and benefits payable to a non-employee director serving as a director and committee member pursuant to the Company’s 2005 Stock Plan and as further discussed in Item 1.01 above.

     The Company issued a press release announcing the election of Mr. Thornton on July 6, 2005. The press release is attached to this Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On June 29, 2005, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”), pursuant to the Nevada Revised Statutes and the Bylaws of the Company, approved an amendment to the Company’s Bylaws increasing the authorized size of the Company’s Board of Directors from five (5) directors to six (6) directors. The text of the revised language is attached to this Form 8-K as Exhibit 99.2. No other terms of the Bylaws were amended or revised.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
10.1	Halozyme Therapeutics, Inc. 2005 Outside Directors’ Stock Plan

99.1	Press Release issued July 6, 2005.

99.2	Revised Section 3.2 to Amended and Restated Bylaws.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
July 6, 2005	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer